UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 19th Floor, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2018 (the “Effective Date”), Sport Endurance, Inc., a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with an investor (the “Investor”) pursuant to which the Company issued and sold a Senior Secured Convertible Note (the “Note”) to the Investor in the aggregate principal amount of $250,000 with an original issue discount of 3.5%, and received gross proceeds of $241,250. The Note matures on November 15, 2018 (the “Maturity Date”) and bears interest at 10% per annum. On the Maturity Date, the Company must repay an amount equal to 120% of the outstanding principal and accrued interest. Beginning on the Effective Date the Investor may elect to convert the Note into common stock of the Company at $0.50 per share, subject to adjustment (the “Conversion Price”). In addition, the Note is redeemable by the Company for 90 days following the Effective Date at an amount equal to 120% of the Note’s outstanding principal and accrued interest, and thereafter at an amount equal to 130% of the Note’s outstanding principal and accrued interest, subject in either case to upward adjustment to the extent the closing price of the Company’s common stock on the OTCQB, or other principal market, exceeds the Conversion Price. As additional consideration, the Company issued the Investor a total of 500,000 five-year warrants (the “Warrants”) to purchase the Company’s common stock, which are exercisable on or after the Effective Date at $0.01 per share.

Pursuant to the terms of the SPA the Company granted the Investor or its assigns the option to purchase additional notes for up to an aggregate principal amount of $750,000 at the same terms as the Note. The Investor is entitled to receive two warrants, exercisable at $0.01, for each dollar invested by the Investor on the same terms as the Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01, above, is incorporated by reference herein. The Note, the Warrants, and the shares of common stock issuable upon conversion and exercise of the Note and the Warrants have not been registered under the Securities Act of 1933 (the "Securities Act") and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Investor acquired the securities for investment and acknowledged that it is an accreditor investor as defined by Rule 501 under the Securities Act. The Note, Warrants, and shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: February 21, 2018	By: /s/ David Lelong
Name:  David Lelong
Title:  Chief Executive Officer